INVESTMENT AND STOCKHOLDERS' AGREEMENT

     THIS INVESTMENT AND STOCKHOLDERS' AGREEMENT (the "Agreement") is made as of November 3, 1997, by and among Sheridan Healthcare, Inc., a Delaware corporation ("Sheridan"), and the individuals who are identified as Stockholders on Schedule A attached to this Agreement (the "Stockholders").

                             PRELIMINARY STATEMENTS
                             ----------------------

     Reference is made to the: (i) Asset Purchase Agreement (the "APA"), dated as of November 3, 1997, by and among Sheridan Healthcorp, Inc., Frederick N.
Herman, M.D., Inc. (the "Company"), and the Stockholders; (ii) the Management Services Agreement, dated as of November 3, 1997 by and among the Company, the Stockholders, and Sheridan Healthcorp, Inc.; (iii) each of the Restrictive Covenant Agreements, dated as of November 3, 1997 by and between Sheridan Healthcorp, Inc. and each of the Stockholders; (iv) the Purchase Option Agreement, dated as of November 3, 1997 by and among Sheridan, the Company and the Stockholders; and (v) each of the Physician Employment Agreements, dated as of November 3, 1997 by and between Sheridan Healthcorp, Inc. and each of the Stockholders (collectively, the "Acquisition Agreements"). Capitalized terms not defined in this Agreement shall have the meanings given them in the Acquisition Agreements.

     The parties to this Agreement desire to set forth the terms of their interest in the securities of Sheridan.

     In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the parties to this Agreement agree as follows:

ARTICLE I ACQUISITION OF SECURITIES
--------- -------------------------

     Section 1. Acquisition of Sheridan Common Stock by Stockholders. Pursuant to the Purchase Option Agreement, each Stockholder has been issued by Sheridan the respective number of shares of Sheridan Common Stock (as defined in the Purchase Option Agreement), set forth opposite the name of that Stockholder on Schedule A to this Agreement.

ARTICLE II  THE CLOSING
----------  -----------

     Section 1. Closing. The delivery and acceptance of the shares of Sheridan Common Stock being acquired by the Stockholders pursuant to the Acquisition Agreements (the "Closing Shares"), shall take place at the offices of Sheridan concurrently with the Closing of the transactions contemplated by the Acquisition Agreements or at a later date as agreed to in writing by the parties, subject to satisfaction or waiver of all of the conditions set forth in the Acquisition Agreements and in this Agreement. For the purposes of this Agreement, the term "Closing Shares" shall mean: (a) any shares of Sheridan Common Stock issued at Closing or at a later date as agreed to in writing by the parties, pursuant to the Acquisition Agreements; and, (b) any securities of

Sheridan issued or issuable with respect to any of the shares described in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a person will be deemed to be a holder of Closing Shares whenever that person has the right to then acquire or obtain from Sheridan any Closing Shares, whether or not that acquisition has actually been effected).

ARTICLE III  RESTRICTIONS ON TRANSFER
-----------  ------------------------

     Section 1.     Restrictions on Transfer of Closing Shares.
     ----------     -------------------------------------------

          (a) Each Stockholder agrees not to offer, transfer, donate, sell, assign, pledge, hypothecate or otherwise dispose of (collectively "Transfer" and the result of any of these actions is a "Transfer") any Closing Shares or other rights in respect to those Closing Shares or rights pursuant to this Agreement, whether occurring voluntarily or involuntarily, directly or indirectly, or by operation of law or otherwise, except that a Stockholder may Transfer Closing Shares in accordance with the provisions of Article III, Section 1(b).

          (b)  Notwithstanding   anything  in  this  Agreement,   the  following
transactions shall be exempt from the prohibition on Transfers in Section 1 of this Article III:

          (i)   Transfers  between a Stockholder  and   the trustees  of a trust
revocable by that Stockholder alone and the sole beneficiary of which is that Stockholder;

          (ii) Transfers by gift by a Stockholder to that Stockholder's spouse or issue or to the trustees or a trust for the benefit of that spouse and/or issue;

          (iii) Transfers between a Stockholder and that Stockholder's guardian or conservator;

          (iv) Transfers upon the death of a Stockholder by will, intestacy laws or the laws of survivorship to that Stockholder's personal representatives, heirs or legatees;

          (v) Transfers by a Stockholder pursuant to an effective registration statement filed under the Securities Act; and

          (vi) Transfers by a Stockholder pursuant to Rule 144 under the Securities Act.

     provided,  however,  that,  except  in the case of  Transfers  pursuant  to
Article III, Section 1(b)(v) and 1(b)(vi), the transferee agrees in writing for the benefit of the other Stockholders and Sheridan, as a condition to that Transfer, to be bound by all of the provisions of this Agreement to the same extent as was the transferor prior to that Transfer; and provided, further, that any of these transferees shall take all Closing Shares and rights so transferred subject to all the provisions of this Agreement as if those Closing Shares or rights were still held by the Stockholder who made the Transfer. If any Transfer is effected in accordance with the provisions of this Article III, Section 1(b)(i), (ii), (iii) or (iv), then the transferee shall be referred to as a "Permitted Transferee," and for all purposes of this Agreement unless expressly indicated to the contrary, the Permitted Transferee shall be deemed to be a "Stockholder," but only to the extent that the transferor was included within that definition prior to the transfer.

          (c) If any Transfer by a Stockholder is made or attempted contrary to the provisions of this Agreement, that purported Transfer shall be void ab initio; Sheridan and the other Stockholders (and their transferees) shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and Sheridan shall have the right to refuse to recognize any Transferee of a Stockholder pursuant to any Transfer that is made or attempted contrary to the provisions of this Agreement as one of its stockholders for any purpose.

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
----------   --------------------------------------------------

     By execution of a counterpart of this Agreement, any Stockholder at the time of that execution makes the following representations and warranties to Sheridan, these representations and warranties being made in connection with the issuance of the Closing Shares:

1. This Agreement is made in reliance on each Stockholder's representations to Sheridan that all Closing Shares acquired by that Stockholder will be acquired for investment for that Stockholder's own account, not as a nominee or agent, and not with a view toward distribution of any part thereof, and that Stockholder has, except as otherwise contemplated in the Acquisition Agreements, no present intention of selling, granting participation in, or otherwise distributing those Closing Shares.

     2. Each Stockholder understands that the Closing Shares will not be registered under the Securities Act, on the ground that the sale and issuance of the same are exempt from registration under Section 4(2) of the Securities Act, and that Sheridan's reliance on that exemption is predicated on the representations of each Stockholder set forth in this Agreement.

     3. Each Stockholder understands that the Closing Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Closing Shares or an available exemption from registration under the Securities Act, the Closing Shares must be held indefinitely. Each Stockholder agrees that, in addition to any other applicable limitations on the transfer of the Closing Shares, in no event will it make a transfer, pledge or other disposition of any of the Closing Shares other than pursuant to an effective registration statement under the Securities Act, unless and until: (i) that Stockholder shall have notified Sheridan of the proposed disposition and shall have furnished to Sheridan a statement of the circumstances surrounding the disposition; and, (ii) at the expense of the Stockholder or its transferee, it shall have furnished to Sheridan an opinion of counsel reasonably satisfactory to Sheridan and its counsel to the effect that the proposed transfer, pledge or other disposition may be made without registration under the Securities Act.

     4. Each Stockholder: (i) by reason of his or her business and financial experience, has that knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of his or her investment in the Closing Shares; and, (ii) believes his or her financial condition and investments enable him or her to bear the economic risk of a complete loss of the Closing Shares. Each Stockholder has consulted with its own advisers with respect to their proposed investment in Sheridan. Each Stockholder has had the opportunity to ask questions and to receive answers concerning the financial condition, operations and prospects of Sheridan and the terms and conditions of the Stockholder's investment, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith that Sheridan possesses or can acquire without unreasonable effort or expense. In addition, the Stockholder acknowledges that he or she has received prior to the execution of this Agreement the following documentation: (i) a prospectus for Sheridan, dated as of October 31, 1995 (ii) annual reports for 1995 and 1996; (iii) 10Ks for 1995 and 1996; and, (iv) Sheridan's Form 10-Q for the time period ended June 30, 1997. Each Stockholder has carefully reviewed that documentation and has had the opportunity to review that documentation with his or her own advisers and Sheridan.

5. Each Stockholder is an individual who either (i) has an individual net worth, or joint net worth with that Stockholder's spouse as of the date hereof which exceeds One Million Dollars ($1,000,000.00); or (ii) has had income in excess of Two Hundred Thousand Dollars ($200,000.00) in each of the two (2) most recent years or joint income with that Stockholder's spouse in excess of Three Hundred Thousand Dollars ($300,000.00) in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     6. Each Stockholder's legal domicile for purposes of the applicable securities laws is as set forth on Schedule A attached to this Agreement executed by that Stockholder.

     7. This Agreement and each agreement, instrument and document to be executed and delivered by each Stockholder pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by that Stockholder will constitute, valid and binding obligations of that Stockholder enforceable in accordance with their respective terms.

     8. The execution, delivery and performance by each Stockholder of this Agreement and each agreement, document and instrument:

(a) do not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to that Stockholder, or require that Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any person that has not been obtained or made; and

(b) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which that Stockholder is a party or by which the property of that Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of that Stockholder.

ARTICLE V  OBLIGATIONS OF SHERIDAN
---------  -----------------------

     Section 1. Rule 144 Requirements. Sheridan, which is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will use its best efforts to file with the Commission all information as is specified under that Section for so long as there are holders of Closing Shares; and Sheridan shall use its best efforts to take all action as may be required by an issuer as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). Sheridan shall furnish to any holder of Closing Shares upon request a written statement executed by Sheridan as to the steps it has taken to comply with the current public information requirement of Rule 144 (or any comparable successor rules). Sheridan, subject to the limitations on transfers imposed by this Agreement, shall use its best efforts to facilitate and expedite transfers of Closing Shares pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite any transfers of Closing Shares. The provisions of this Section 1, as they relate to certain Closing Shares, subject to Rule 144, shall terminate and be of no further force and effect as of November 3, 1999.

ARTICLE VI  MISCELLANEOUS PROVISIONS
----------  ------------------------

     Section 1. Survival of Representations and Warranties. The Stockholders agree that each representation, warranty, covenant and agreement made by them in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by Sheridan, shall remain operative and in full force and effect after the date of this Agreement regardless of any investigation or the acceptance of securities hereunder and payment therefor.

     This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

     Section 2. Legend on Securities. Sheridan and the Stockholders acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the securities issued under the Acquisition Agreements or held at any time by the Stockholders (and their transferees):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO: (1) A REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES WHICH IS EFFECTIVE UNDER THAT ACT; OR, (2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THAT ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN INVESTMENT AND STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 3, 1997, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT AGREEMENT. A COMPLETE AND CORRECT COPY OF THAT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF SHERIDAN AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     SHERIDAN IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. SHERIDAN WILL FURNISH TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE RIGHTS AND LIMITATIONS OF EACH OUTSTANDING CLASS OF STOCK OF SHERIDAN.

     Section 3. Amendment and Waiver. Any party may waive any provision of this Agreement intended for its benefit in writing. Except as specifically set forth in this Agreement to the contrary, no failure or delay on the part of any party to this Agreement in exercising any right, power or remedy under this Agreement shall operate as a waiver. The remedies in this Agreement are cumulative and are not exclusive of any remedies that may be available to any party to this Agreement at law or in equity or otherwise. This Agreement may be amended with the prior written consent of all parties.

     Section 4. Notices. Whenever any notice, request, information or other document is required or permitted to be given under this Agreement, that notice, demand or request shall be in writing and shall be either hand delivered, sent by United States certified mail, postage prepaid or delivered via overnight courier to the addresses below or to any other address that any party may specify by notice to the other parties. No party shall be obligated to send more than one notice to each of the other parties and no notice of a change of address shall be effective until received by the other parties. A notice shall be deemed received upon hand delivery, two days after posting in the United States mail or one day after dispatch by overnight courier.

Sheridan:           Sheridan Healthcare, Inc.
                    4651 Sheridan Street, Suite 400
                    Hollywood, Florida  33021
                    Attn:  Mitchell Eisenberg, M.D., President

with a copy to:     Sheridan Healthcare, Inc.
                    4651 Sheridan Street, Suite 400
                    Hollywood, Florida  33021
                    Attn:  Jay A. Martus, Esq., Vice President

To Stockholders:    At the Addresses listed on Schedule A attached to this
                    Agreement

with a copy to:     Berger Davis & Singerman
                    100 N.E. Third Avenue, Suite 400
                    Fort Lauderdale, Florida  33301
                    Attn:  James B. Davis, Esq.
                    Facsimile:  (954) 523-2872

or to any other address of which any party may notify the other parties as provided above.

     Section 5. Headings. The Article and Section headings used or contained in this Agreement are for convenience of the reference only and shall not affect the construction of this Agreement.

     Section 6. Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     Section 7. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject to this Agreement will result in irreparable injury to the other parties to this Agreement, that the remedy at law alone will be an inadequate remedy for that breach, and that, in addition to any other legal or equitable remedies which they may have, those other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and Sheridan may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of that provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties to this Agreement shall be enforceable to the fullest extent permitted by law.

     Section 8. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties to this Agreement in respect of the subject matter contained in this Agreement and their agreement and understanding. This Agreement supersedes all prior agreements and understandings between the parties with respect to that subject matter.

     Section 9. Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of Sheridan.

     Section 10. Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Delaware (without giving effect to principles of conflicts of law).

     Section 11. Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer or employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, then this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

     Section 12. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement directs, the plural shall be read as the singular and the singular as the plural.

     Section 13. Jurisdiction; Venue; Inconvenient Forum; Jury Trial. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA IN BROWARD COUNTY, AND THE PARTIES ACCEPT THE EXCLUSIVE PERSONAL JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING.

IN ADDITION, THE PARTIES KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR LATER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT BROUGHT IN THE STATE OF FLORIDA, AND FURTHER, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF FLORIDA HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             SHERIDAN:

                                             SHERIDAN HEALTHCARE, INC.




                                             By:  ------------------------------
                                                    Jay A. Martus
                                                    Vice President


                                                  STOCKHOLDERS:




                                                  ------------------------------
                                                  Frederick N. Herman, M.D.

                                   SCHEDULE A




                       Name and Address              Consideration Paid
                        of Stockholder               in Sheridan Stock
                       ----------------              ------------------

                   Frederick N. Herman, M.D.             $200,000.00
                   918 West Tropical Way
                   Plantation, Florida  33317